UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Advanced Life Sciences Holdings, Inc. (the “Company”) entered into a letter agreement, effective as of May 6, 2010, with The Leaders Bank (“Leaders”), amending its line of credit in order to extend the maturity date by one year to January 1, 2012 (the “Amendment”).  Under the terms of the Amendment, the Company is required to reduce the outstanding loan balance by $1.5 million immediately, $1.5 million by July 1, 2010 and an additional $1.0 million by April 2011.  Dr. Michael T. Flavin, the Company’s Chief Executive Officer, will provide a personal guarantee for the line of credit until the payment due July 1, 2010 is made.  The Amendment also provides that the interest rate on the outstanding loan balance will increase from 8.5% to 10.0%, and the Company’s rights as a result of its license agreement for cethromycin with Abbott Laboratories were included in the collateral for the line of credit.  The Company agreed to issue Leaders 500,000 warrants to purchase shares of its common stock at the current public trading price per share on the date the final loan documents are delivered and an additional 500,000 warrants on the anniversary of that date.

In addition, on May 7, 2010, the Company entered into an agreement with Dr. Flavin providing that the $2 million promissory note with Dr. Flavin will be exchanged for equity securities of the Company (the “Debt Exchange Agreement”).  The exchange is expected to occur at the same price and time as a contemplated concurrent sale of equity securities and will result in cancellation of the outstanding indebtedness.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Debt Exchange Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.  The above descriptions of the material terms of the Amendment and the Debt Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2.

Item 2.02.              Results of Operations and Financial Condition.*

On May 10, 2010, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Letter agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, effective as of May 6, 2010.

10.2	Debt Exchange Agreement dated as of May 7, 2010.

99.1*	Press Release dated May 10, 2010.

*     The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: May 10, 2010	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement between Advanced Life Sciences Holdings, Inc. and The Leaders Bank, effective as of May 6, 2010.

10.2	Debt Exchange Agreement dated as of May 7, 2010.

99.1*	Press Release dated May 10, 2010

*       The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.